Rule 10f-3 Transaction Exhibit
Nuveen Diversified Dividend and Income Fund
FILE #811-21407
ATTACHMENT 77O

   TRADE DATE
   DESCRIPTION OF SECURITY/ISSUER
   ISSUE SIZE
   AMOUNT PURCHASED
   LIST OF UNDERWRITERS
   NAME OF AFFILIATED BROKER-DEALER
3/10/17
Alexandria Real Estate (Common)
$744,110,250
$417,918
Citigroup, JPMorgan, Merrill Lynch
JPMorgan Securities LLC